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Metris Receivables, Inc.                      Metris Master Trust                       Monthly Report
Certificateholder's Statement                 Series 1997-1                                      Oct-98
Section 5.2                        Class A       Class B       Class C       Class D         Total
(i)   Certificate Amount        616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00 850,000,000.00
(ii)  Certificate Principal Dist          0.00          0.00          0.00                         0.00
(iii) Certificate Interest Distr  3,528,031.25    629,531.25    378,074.78                 4,535,637.28
(iv) Principal Collections       29,628,105.06  5,108,293.99  3,473,639.91  2,648,790.03  40,858,828.99
(v)  Finance Charge Collections  13,504,580.22  2,328,375.90  1,583,295.60  1,207,230.63  18,623,482.36
       Recoveries                   199,469.65     34,391.32     23,386.10     17,883.49     275,130.55
       Principal Account Earning          0.00          0.00          0.00          0.00           0.00
       Accum. Period Reserve Acc          0.00          0.00          0.00          0.00           0.00
       Pre-Funding Account Earni          0.00          0.00          0.00          0.00           0.00
         Total Finance Charge Co 13,704,049.87  2,362,767.22  1,606,681.70  1,225,114.12  18,898,612.91
      Total Collections          43,332,154.93  7,471,061.21  5,080,321.61  3,873,904.15  59,757,441.90
(vi) Aggregate Amount of Principal Receivables                                          3,445,470,511.9
       Invested Amount (End of M616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00 850,000,000.00
       Floating Allocation Perce   17.8858010%    3.0837588%    2.0969560%    1.6035546%    24.6700704%
       Fixed/Floating Allocation     N/A           N/A           N/A           N/A           0.0000000%
       Invested Amount (Beg. of 616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00 850,000,000.00
       Average Daily Invested Amount                                                     849,848,278.43
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                    85.70%3,087,733,697.2
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                  6.30% 227,096,303.45
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                 2.44%  87,814,785.90
       90 Days and Over (60+ Days Contractually Delinquent)                        5.56% 200,335,800.96
      Total Receivables                                                          100.00%3,602,980,587.5
(viii) Aggregate Investor Default Amount                                                   8,569,555.14
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)            11.87%
(ix)  Charge-Offs                         0.00          0.00          0.00                         0.00
(x)   Servicing Fee                                                                                0.00
(xi)  Pool Factor                    1.0000000     1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Colle          0.00          0.00          0.00           0.00
(xiii) Excess Funding Account Balance                                                              0.00
         Pre-Funding Account Balance                                                               0.00
(xiv) Class C Reserve Amount                                                              21,250,000.00
         Class C Reserve Account Balance                                                  21,250,000.00
         Class C Trigger Event Occurrence                                                     Yes
(xv) Number of New Accounts Added to the Trust                                                  243,445
(xvi) Average Net Portfolio Yield                                                              14.3104%
(xvii) Minimum Base Rate                                                                        8.8300%
(xviii) Principal Funding Account Balance                                                          0.00
(xix) Accumulation Shortfall                                                                  N/A
(xx)  Scheduled Commencement date of the Accumulation Period                              March 2001
        Accumulation Period Length                                                            N/A
(xxi) Required Reserve Account Amount                                                         N/A
        Available Reserve Account Amount                                                      N/A
        Covered Amount                                                                        N/A
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